As filed with the Commission on April 25, 2006.       Registration No.

                   U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM SB-2
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        PTM PUBLICATIONS INCORPORATED
        -----------------------------------------------------------
           Exact name of registrant as specified in its charter

                 Nevada                     2721              20-3936186
      ----------------------------   ----------------	   -----------------
      (State or other jurisdiction  (Primary Standard	    (IRS Employer
        of incorporation or             Industrial        Identification No.)
           organization)	        Classification
                                       Code Number)

                                 E-2-14 Block E, Plaza Damas
                            Jalan Hartamas 1, Sri Hartamas
                             Kuala Lumpur, Malaysia 50480
                                    603-6201-1125
                               Domestic Fax: (775) 546-6072
     -----------------------------------------------------------------------
           Address, including zip code, and telephone number, including area code of principal executive offices

                               Michael M. Kessler, Esq.
                            Law Office of Michael M. Kessler
                                 4900 Paloma Avenue
                            Carmichael, California  95608
                              Telephone: (916) 239-4000
                                 Fax: (916) 239-4008
        --------------------------------------------------------------------
          Name, address, including zip code, and telephone number, including area code, of agent for service

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

                       CALCULATION OF REGISTRATION FEE
                        -------------------------------
Title of          Number       Proposed     Proposed
each Class        of           Offering     Maximum       Amount of
of Securities     Shares       Price        Aggregate     Registration
to be             to be        per Share    Offering      Fee (1)
Registered        Registered   (3)(4)       Amount(2)
------------------------------------------------------------------------
Common Stock      1,200,000    $.05        $  60,000      $   6.42
------------------------------------------------------------------------

(1) Registration fee has been paid via Fedwire in connection with this registration.

(2) We intend to offer, on a best efforts basis, 1,200,000 shares of our common stock (the "Shares"). In the event we do not sell all of the Shares before the expiration date of the offering, all funds raised will be returned promptly to the subscribers without deductions or interest.

(3) This is an initial offering and no current trading market exists for our common stock.

(4) The Shares will be offered at a fixed price of $.05 per Share.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

                                  PROSPECTUS
                        PTM PUBLICATIONS INCORPORATED
                         1,200,000 shares of common stock
                                 $.05 Per Share

This is the initial offering of common stock of PTM Publications Incorporated and no public market currently exists for our common stock. We are offering for sale a total of 1,200,000 shares of our common stock (the "Shares"), on a "self-underwritten" basis, which means our officers and directors will attempt to sell the shares. The Shares will be offered at a fixed price of $.05 per Share for a period of 180 days from the date of this prospectus. There is no required minimum number of Shares to be purchased by any individual purchaser. This is an "all-or-none" offering, which means that we will have to sell all of the Shares before we can use any of the proceeds. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. In the event we do not sell all of the Shares and raise all of the proceeds before the expiration date of the offering, all funds raised will be returned promptly to subscribers, without deductions or interest.

We are a development stage, start up company and any investment in the Shares offered herein involves a high degree of risk. You should only purchase Shares if you can afford a complete loss of your investment. There is presently no public market for the securities being offered in this prospectus. While we do intend to engage the services of a market maker to apply for quotation on the Over-the-Counter Bulletin Board following completion of this offering, we cannot guarantee that our application will be approved and our securities listed and/or quoted for sale on any public market. BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 6.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is current or complete. Any representation to the contrary is a criminal offense.
---------------------------------------------------------------------------
                            Public     Underwriting   Proceeds
                            Offering   or Sales       to Us (1)
                            Price      Commissions
                            Per Unit
---------------------------------------------------------------------------
Common Stock                $.05          0           $ 60,000
Aggregate Offering          $.05          0           $ 60,000
---------------------------------------------------------------------------
(1) The proceeds to us are shown before deduction for legal, accounting, printing and other expenses, estimated at $5,000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              Subject to Completion, Dated April 17, 2006

                            TABLE OF CONTENTS
                            -----------------



                                                             Page  No.
                                                             --------



SUMMARY OF PROSPECTUS. . . . . . . . . . . . . . . . .  . . . . . .5
RISK FACTORS . . . . . . . . . . . . . . . . . . . . .  . . . . . .6
RISKS ASSOCIATED WITH OUR COMPANY. . . . . . . . . . .. . . . . . .6
RISKS ASSOCIATED WITH THIS OFFERING . . . . . . . . . .. . . . . . 9
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . .  . . . . . 10
DETERMINATION OF OFFERING PRICE. . . . . . . . . . . .  . . . . . 11
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES. . . . .  . . . . . 11
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . .  . . . . . 12
     Terms of the Offering . . . . . . . . . . . . . .  . . . . . 13
     Procedure for Subscribing . . . . . . . . . . . .  . . . . . 13
LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . .. . . . . .13
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS . . .14
EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . .  . . 15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . .16
DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . .. . 17
INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . .. . 18
DESCRIPTION OF BUSINESS . . . . . . . . . . . . . . . . . . . . . 18
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS. . . . . . . . . . . . . . . .26
DESCRIPTION OF PROPERTY. . . . . . . . . . . . . .. . . . . . . . 28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . . . . . . . . .28
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS . . . . .29
EXPERTS AND LEGAL COUNSEL. . . . . . . . . . . . . . . . . . . . .31
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . .. . . . .32
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . .32

                        PTM PUBLICATIONS INCORPORATED

                            SUMMARY OF PROSPECTUS
                            =====================
To obtain full and complete information about our company, it is important to read the following summary, together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our," and "PTM" are to PTM Publications Incorporated.

General Information about Our Company
-------------------------------------
PTM Publications Incorporated was incorporated in the State of Nevada on December 13, 2005. We were formed to be the holding company of a Malaysian wholly-owned subsidiary, which was formed to develop and publish a magazine called "The Property Magazine" in Malaysia. The name of the subsidiary corporation is PTM Publications Sdn. Bhd. We have generated only minimal revenues to date; we have been issued a "substantial doubt" going concern opinion from our auditors; and our only asset is our cash in the bank, consisting of $5,026 in cash generated from the issuance of shares to our founders. Our only asset as of the date of the filing of this prospectus is our cash in the bank of $5,026. We have an accumulated deficit of $949 as of the date of the filing of this prospectus. We are dependent on the receipt of the proceeds of the offering in order to continue developing our programs and fully implement our business plans.

Our administrative offices are currently being donated at no charge by our President, Jasmin Bin Omar Jayaseelan until such time as our cash flows allow us to expand into a larger office space which we will lease from an unrelated third party. Our registered statutory office is located at 711 S. Carson Street, Suite 4, Carson City, Nevada 89701. Our fiscal year end is February 28.

The Offering
------------
Following is a brief summary of this offering:

Securities Being Offered        1,200,000 shares of common stock for $.05 per
                                Share

Offering Period                 The Shares are offered for a period of six
                                months (180 days)

Offering Proceeds               This is an "all-or-none" offering, which
                                means if we do not sell all of the Shares before the expiration date of the offering, all funds raised will be returned promptly to subscribers without deductions or interest. The proceeds received will not be held in an escrow or trust account;
                                however, we do not intend to use any of the funds unless and until all Shares are sold and all funds are received.

Net Proceeds to Us              Approximately $55,000 after deduction of the
                                expenses of this offering, estimated to be approximately $5,000

Use of Proceeds                 We intend to use the proceeds to pay for
                                offering expenses and business operations.

Shares of Common Stock
Outstanding Before
the Offering                    1,000,000

Shares of Common Stock
Outstanding After
the Offering                    2,200,000


                               RISK FACTORS
                               ============

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. In addition to the other information regarding our company contained in this prospectus, you should consider many important factors in determining whether to purchase the Shares.

Following are what we believe are all of the material risks involved if you decide to purchase Shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:
---------------------------------
1. Since we are a development stage company, have generated no revenues and lack an operating history, an investment in the Shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.
-------------------------------------------------------------------------
Our company was incorporated in December 2005; we have just recently begun operations; and we have not yet realized any revenues. We have only a limited operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the highly competitive magazine publishing industry. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to attract and retain advertisers for our magazine, while keeping printing and publishing costs to a minimum. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our magazine. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our magazine or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any Shares you may purchase in this offering.

2. We are totally dependent on the proceeds from this offering to implement our proposed business plans and generate revenues. If we are unsuccessful in generating revenues, you could lose any investment you make in our Shares.
-----------------------------------------------------------------------
We are planning to use the proceeds of this offering to complete the development and marketing of our new magazine. Other than the Shares offered by this prospectus, no other source of capital has been identified or sought. Assuming we will sell all of the Shares and close this offering, we will receive the total proceeds of $60,000, less offering expenses of $5,000, leaving us with a total of approximately $55,000. There can be no assurances that the capital raised in this offering will be sufficient to fund our business plans as we have projected or that we will be profitable. As a result, you could lose all of your investment if you decide to purchase Shares in this offering and we are not successful in our proposed business plans. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

3. The magazine publishing industry is highly competitive and if our magazine is not well received and/or successful, we may be unable to generate revenues, which could result in a total loss of your investment.
------------------------------------------------------------------------------
The magazine publishing industry is highly competitive with respect to circulation and, as a result, has a high failure rate. There are numerous well-established competitors, including national, regional and local newspapers and magazines possessing substantially greater financial, marketing, personnel and other resources than our company. The magazine publishing industry is also generally affected by changes in consumer preferences, national, regional and local economic conditions and demographic trends. In addition, factors such as inflation, increased labor and employee benefit costs, as well as a lack of availability of experienced management and hourly employees, may also adversely affect the magazine publishing industry in general, and our magazine in particular.

4. Our business operations could be severely impacted or shut down as a result of political or economic instability and/or terrorist activities, which could result in a total loss of any investment you make in our shares.
------------------------------------------------------------------------------
The terrorist situation in southern Thailand has worsened, with 112 alleged Islamic militants killed by Thai security forces in late April. The risk of this spilling over into Malaysia's northern states is exacerbated by the very porous border between the two countries. Tight control by the government helps to limit internal interracial tensions, however, any terrorist or threatened terrorist activities in or near our business location could severely restrict our operations and reduce possible revenues. In addition, any adverse changes to the current economy, political climate, currency, environment for foreign businesses or security could result in the closure of our operations and discontinuance of the publication of our magazine, which would result in loss of revenues and a total loss of your investment.

5. We are subject to the many risks of doing business internationally, including but not limited to the difficulty of enforcing liabilities in foreign jurisdictions.
------------------------------------------------------------------------
We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein. An investor would have the ability to effect service of process in any action on the company within the United f
States. In addition, we are registered as a foreign corporation doing business in Malaysia and are subject to the local laws of Malaysia governing investors' ability to bring actions in foreign courts and enforce liabilities against a foreign private issuer, or any person, based on U.S. federal securities laws. Generally, a final and conclusive judgment obtained by investors in U.S. courts would be recognized and enforceable against us in the Malaysian courts having jurisdiction without reexamination of the merits of the case.

Since all of our officers and directors, and certain experts named in this prospectus, reside outside the United States, substantially all or a portion of the assets of each are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised that, based on the political climate in Malaysia, there is doubt as to the enforceability of judgments obtained in U.S. Courts.

6. Because we operate in a foreign country, our business is subject to foreign currency fluctuations and risks which could severely impact our revenues and results of operations.
---------------------------------------------------------------------
We conduct business in a currency other than the U.S. Dollar and the Malaysian Ringit has been floated against a basket of currencies, which include the Chinese Renminbi. We will have exposure to exchange rate fluctuations. At some point in the future, the exchange rate could fluctuate substantially more which would cause us exposure to exchange rate risk, as our profits would then be subject to exchange rate fluctuations. Any broad-based regional currency crisis could cause a major shift in the exchange rate, as could a dramatic collapse in the US dollar. If in the future, there are much wider fluctuations in the exchange rate, we would attempt to reduce our transaction and translation gains and losses associated with converting foreign currency into U.S. Dollars by entering into foreign exchange forward contracts to hedge certain transaction and translation exposures. Any such risks could severely impact our revenues and results of operations, which could reduce the value of any investment you make in our Shares.

7. The loss of the services of Jasmin Bin Omar Jayaseelan, Jefferi Bin Omar Jayaseelan and Cheryl Lim Phaik Suan could severely impact our business operations and future development.
---------------------------------------------------------------------------
Our performance is substantially dependent upon the professional expertise of our officers Jasmin Bin Omar Jayaseelan, Jefferi Bin Omar Jayaseelan and Cheryl Lim Phaik Suan. The loss of their services could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace them with other individuals qualified to develop our magazine publishing business. This could result in a loss of revenues, resulting in a reduction of the value of any shares you purchase in this offering.

8. Because our current officers have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.
------------------------------------------------------------------------------
Jasmin Bin Omar Jayaseelan, the president and a director of the company, currently devotes approximately 7 to 10 hours per week providing management services to us. Jefferi Bin Omar Jayaseelan, the secretary and a director of the company, currently devotes approximately 12 to 15 hours per week to the company, but will be available to assist Mr. Jasmin Bin Omar Jayaseelan with some of his duties, as and when needed. Cheryl Lim Phaik Suan devotes full-time to the company and is our editor. While our executive officers presently possess adequate time to attend to our interests, it is possible that the demands on them from their other obligations could increase, with the result that they would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

RISKS ASSOCIATED WITH THIS OFFERING:
------------------------------------
9. Buying low-priced penny stocks is very risky and speculative.
---------------------------------------------------------------
The Shares being offering herein are defined as "penny stocks" under the Securities and Exchange Act of 1934. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any Shares you may purchase in this offering in the public markets.

10. We are selling this offering without the services of an underwriter and may be unable to sell any of the Shares.
----------------------------------------------------------------------------
This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell any Shares; we intend to sell them through our officers and directors, who will receive no commissions. We intend to hold investment meetings and invite our friends, acquaintances and relatives in an effort to sell the Shares; however, there is no guarantee that we will be able to sell any of the Shares. In the event we are unable to sell all of the Shares in this offering, we will be forced to abandon our proposed business operations until such time as additional monies can be obtained, either through loans or financings.

11. Our common stock currently has no trading market and there is no guarantee a trading market will ever develop for our securities. Therefore, you may have difficulty selling any shares you purchase in this offering.
---------------------------------------------------------------------------
There is presently no public market for the securities being offered in this prospectus. While we do intend to engage the services of a market maker to file an application for quotation on our behalf on the Over-the-Counter Bulletin Board following completion of this offering and implementation of our business plans, we cannot guarantee that our application will be approved and our stock listed and quoted for sale on any public market. If no market is ever developed for our common stock, it will be difficult for you to sell any Shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your Shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your Shares in our company, resulting in an inability to realize any value from your investment.

12. You will incur immediate and substantial dilution of the price you pay for your Shares.
--------------------------------------------------------------------------
Our existing stockholders acquired their shares at a cost substantially less than that which you will pay for the Shares you purchase in this offering. Accordingly, any investment you make in our Shares will result in the immediate and substantial dilution of the net tangible book value of your Shares of common stock from the $.05 you pay for them. Assuming we complete this offering, the net tangible book value of your Shares will be $.021 per share immediately after the offering, which is less than one-half of the price you will pay for them in this offering.

13. There is no guarantee or assurance that the offering proceeds will not be prematurely used before satisfaction of the "all-or-none" condition of our offering.
----------------------------------------------------------------------------
Because the proceeds received from investors in this offering will not be held in an escrow or trust account, there can be no assurance that we will be in a position to return funds to investors in this offering in the event we are unable to sell all of the Shares, as required by the "all-or-none" provisions. In the event we prematurely use any of the offering proceeds, we may be unable to return all of the offering proceeds to investors. There can be no guarantee without the use of an escrow agent or trust account that the funds will be available for refund if and when needed. In any such event, you could risk a total loss of any investment you make in our Shares.

14. We will incur ongoing costs and expenses for SEC reporting and compliance. If we are unable to generate revenues from business operations, we may not be able to afford to remain in compliance, making it difficult for investors to sell their Shares, if at all.
-----------------------------------------------------------------------------
Our business plan allows for the payment of the estimated $5,000 cost of this registration statement to be paid from the proceeds of this offering. We plan to contact a market maker immediately following the completion of this offering to file an application on our behalf to have the Shares quoted on the OTC Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance, we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any Shares you may purchase, if at all.
                             USE OF PROCEEDS
                             ===============
We have estimated the net proceeds from this offering to be $55,000, assuming all Shares are sold, which we can't guarantee. During the offering period, we will be placing all monies received from the sale of Shares into a separate bank account, where the funds will remain until the offering is completed. Since this is an "all-or-none" offering, if we are not successful in completing the offering, we will immediately return all monies collected to the subscribers without interest or deduction. If we are successful in completing this offering, we expect to disburse the proceeds in the priority set forth below, during the first 12 months of operation:

Proceeds of the Offering                       $ 60,000
Less: Offering Expenses                        $  5,000
                                               --------
Total Proceeds to Us                           $ 55,000

Rent and Utilities                             $  3,500
Printing Expenses                              $ 15,000
Website Database Development                   $  7,500
Office Equipment                               $  2,500
Advertising and Marketing                      $  8,000
Wages and Salaries                             $ 10,000
Legal and Accounting                           $  3,500
Working capital                                $  5,000
                                               --------
Total Estimated Use of Net Proceeds	         $ 55,000
                                               ========

                      DETERMINATION OF OFFERING PRICE
                      ===============================
The offering price of the Shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of Shares to be offered and the offering prices, we took into consideration our costs and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

                 DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
                 =============================================
Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the Shares being offered. Dilution of the value of the shares within the Shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of February 28, 2006, the net tangible book value of the shares of common stock issued and outstanding was $4,051, or approximately $.004 per share, based upon 1,000,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering, other than that resulting from the sale of all Shares and receipt of the net proceeds of $55,000, the net tangible book value of the 2,200,000 shares to be outstanding will be $59,051, or approximately $.027 per share. Accordingly, the net tangible book value of the shares held by our existing stockholders (1,000,000 shares) will be increased by $.022 per share without any additional investment on their part. The purchasers of Shares in this Offering will incur immediate dilution (a reduction in net tangible book value per share from the offering price of $.05 per Share) of $.023 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.027 per share reflecting an immediate reduction in the $.05 price per share they paid for their Shares.

After completion of the sale of the shares in this offering, the new shareholders will own approximately 55% of the total number of shares then outstanding, for which they will have made a cash investment of $60,000, or $.05 per Share.

The following table illustrates the per share dilution to new investors and increase in net tangible book value to current stockholders, assuming sale of all Shares being offered:

Public Offering Price per Unit                     		$   .05
Net Tangible Book Value prior to this Offering      		$   .004
Net Tangible Book Value After Offering             		$   .027
Immediate Dilution per Share to New Investors       		$   .023
Immediate Increase per Share to Current Stockholders 		$   .022

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share of common stock paid by our existing stockholders and by new investors in this offering, following completion of the offering:

                           Price Per    Number of   Percent of   Consideration
                             Share       Shares     Ownership       Paid
                         --------------------------------------------------
Existing                    $.005       1,000,000     45%        $  5,000
Stockholders

Investors in                $.05        1,200,000     55%        $ 60,000
This Offering

                        PLAN OF DISTRIBUTION
                        ====================

Offering Will be Sold by Our Officers and Directors
---------------------------------------------------
This is a self-underwritten offering, which means the Shares will be sold by our officers and directors; no underwriters will be engaged to sell the Shares. This prospectus is part of a registration statement filed with the U.S. Securities and Exchange Commission that permits our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to them for any Shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer.

Jasmin Bin Omar Jayaseelan, Jefferi Bin Omar Jayaseelan, and Cheryl Lim Phaik Suan, our officers and directors, will sell the Shares and intend to offer them to friends, family members and business acquaintances. As the officers and directors, they will not purchase any Shares in this offering, nor will they register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a. Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c. Our officers and directors are not now, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

d. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not brokers or dealers, nor have they been associated persons of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration provisions, as set forth in Rule 3a4-1 under the Securities Exchange Act of 1934.

Terms of the Offering
---------------------
The Shares will be sold at the fixed price of $.05 per Share until the completion of this offering. There is no minimum amount of subscription required per investor.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless the offering is completed or otherwise terminated by us (the "Expiration Date").

Deposit of the Offering Proceeds
--------------------------------
Because this is a "best efforts", "all-or-none" offering, all monies collected for subscriptions will be held in a separate bank account until the total number of Shares are sold and $60,000 has been received. At that time, the funds will be transferred to our general business account for use in our day-to-day business operations for the advancement of our business plans. In the event the total offering amount is not sold prior to the expiration date of the offering, all monies will be returned to investors, without interest or deduction. All investments will be final and investors may not rescind their investment once they have signed a subscription agreement and remitted their funds to purchase Shares. We feel the use of an escrow agent is an expense the company cannot bear at this time. We determined the use of the standard bank account was the most efficient use of our current limited funds. Please see the risk factor section to read the related risk to you as a purchaser of shares.

Procedures for Subscribing
--------------------------
If you decide to subscribe for Shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to PTM Publications Incorporated.

                               LEGAL PROCEEDINGS
                               -----------------
We are not involved in any legal proceeding nor are we aware of any pending or threatened litigation against us, nor are we party to any bankruptcy, receivership or other similar proceeding.

We are not involved in any actions by governmental authorities, nor are we aware of any action that a governmental authority is contemplating. To the best of our knowledge, there are no current or pending legal proceedings or threatened litigation against our founders or existing stockholders.


            DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
            ------------------------------------------------------------
Our directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office. The Board of Directors has no nominating, auditing or compensation committees. The names, addresses, ages and positions of our officers and directors are set forth below:


Name and Address                           Age        Positions
-------------------------                  ---        ---------
Jasmin Bin Omar Jayaseelan (1)(2)           33        President, CEO and
17B Tingkat 2,                                        Chairman of the Board
Jln Sg Besi Indah 1/19E,                              of Directors
Tmn Sg Besi Indah,
43300 Seri Kembangan,
Selangor, Malaysia

Cheryl Lim Phaik Suan (2)                   34        Treasurer, CFO and
No.47 Taman Impian                                    Director
Jln.Changkat Jong,
36000 Teluk Intan,
Perak, Malaysia

Jefferi Bin Omar Jayaseelan (1)(2)          33        Secretary and Director
No.23, 10 LG-1, Jalan Bayu 2,
Bukit Gita Bayu,
43300 Seri Kembangan,
Selangor, Malaysia

The persons named above have held their offices/positions since inception of our Company and are expected to hold said offices/positions until the next annual meeting of our stockholders. The officers and directors are our only officers, directors, promoters and control persons.

(1) Jasmin Bin Omar Jayaseelan and Jefferi Bin Omar Jayaseelan are brothers.
(2) Jasmin Bin Omar Jayaseelan, Jefferi Bin Omar Jayaseelan, and Cheryl Lim Phaik Suan are all residents of Malaysia and are operating and managing the magazine.

Background of Directors and Executive Officers
----------------------------------------------
Jasmin Bin Omar Jayaseelan has been the President, CEO, and a Director of our company and its wholly-owned Subsidiary since inception. From 2004 to present, Mr. Jayaseelan has been the Founder, Chairman and a Director of Ellipsis Concept
(M) Sdn Bhd, an advertising and event management company located in Kuala
Lumpur,
Malaysia. From 1997 to 2003, Mr. Jayaseelan was the Founder, Chairman and a Director of Web Ad Design Sdn Bhd, a multimedia and web design company located in Kelana Jaya, Selangor, Malaysia. From 1995 to 1996, Mr. Jayaseelan held the position of Art Director for Silicon Communications Sdn Bhd, a web design company located in Petaling Jaya, Selangor, Malaysia. Mr. Jayaseelan attended the Limkokwing Institute of Creative Technology in Kuala Lumpur, Malaysia and graduated with a Diploma in Graphic Design. Jasmin Bin Omar Jayaseelan is the brother of Jefferi Bin Omar Jayaseelan, a Director of our company. Mr. Jayaseelan devotes 7 to 10 hours a week to our business.

Cheryl Lim Phaik Suan has been the Treasurer, CFO, and a Director of our company since inception. From July 2004 to present, Ms Lim has been the Executive, English Writer with Airtime Management & Programming Sdn Bhd, a radio broadcasting company located in Kuala Lumpur, Malaysia. From January 2004 to June 2004, Ms Lim held the position of Contributing Editor with Vital Culture Sdn Bhd, a magazine publishing company located in Kuala Lumpur, Malaysia. From October 2001 to December 2003, she held the position of Events Editor with Kakiseni Sdn Bhd, an online arts and culture publishing company located in Kuala Lumpur, Malaysia. From March 2000 to June 2004, Ms Lim also held the position of Contributor with various magazine and online publishing companies located in Kuala Lumpur, Malaysia; Singapore; and Cardiff, Wales, United Kingdom. From August 1996 to July 2000, she held the position of Network Scheduler with Measat Broadcast Network Systems Sdn Bhd, a satellite television broadcasting company located in Kuala Lumpur, Malaysia. From August 1995 to
July 1996, she held the position of Junior Producer with AddAudio Sdn Bhd, an audio post-production company located in Petaling Jaya, Selangor, Malaysia.
From November 1994 to July 1995, she was a Freelance Copywriter with Bozell Worldwide, an international advertising agency. Ms Lim worked from the Petaling Jaya, Selangor, Malaysia office. Ms Lim attended the Institute of Advertising Communications Training, Petaling Jaya, Selangor, Malaysia, where she graduated with a Certificate in Copywriting in December 1994. Ms. Lim is our editor, and currently devotes full time to our business.

Jefferi Bin Omar Jayaseelan has been the Secretary, and a Director of our company and its wholly-owned Subsidiary since inception. From 2002 to present, Mr. Jayaseelan has been the General Manager of Ellipsis Concept (M) Sdn Bhd, an advertising and event management company located in Kuala Lumpur, Malaysia. From 1999 to 2001, he was a Senior Audio Engineer and Team Leader with AddAudio Sdn Bhd, an audio post-production company located in Petaling Jaya, Selangor, Malaysia. From 1993 to 1998, he was an Audio Engineer with AddAudio Sdn Bhd. Mr. Jayaseelan attended the School of Audio Engineering (SAE), Kuala Lumpur, Malaysia and graduated with a Diploma in Audio Engineering in 1993. Mr. Jayaseelan devotes 12 to 15 hours a week to our business.

                           EXECUTIVE COMPENSATION
                           ----------------------
Currently, no officer and/or director is being compensated for there services. Upon receipt of the proceeds of the offering, Ms. Lim will be the only officer and/or director being compensated for his/her services. She will be compensated for her position as editor of the magazine at $1105.26USD/month. All of the other directors and officers have agreed that they will receive no compensation for their services until the business has a positive cash flow and is profitable.

The officers and directors are reimbursed for any out-of-pocket expenses they incur on our behalf. In addition, in the future, we may approve payment of salaries for our officers and directors, but currently, no such plans have been a approved. In addition, none of our officers, directors or employees are party to any employment agreements.

We do not currently have any benefits, such as health insurance, life insurance,stock options, profit sharing or any other benefits available to anyone and no employment agreements of any kind are in place.

----------------------------------------------------------------------------
                         SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------
                               Annual Compensation      Long-Term Comp.
                                                        Awards    Payouts
Name and                        Wages/       Other  Annual
Position(s)          Year      Salaries  Bonus     Comp.
----------------------------------------------------------------------------
Jasmin Bin Omar
Jayaseelan -         2005      None   None      None      None      None
President, CEO       2006      None   None      None      None      None

Cheryl Lim Phaik
Suan -               2005      None   None      None      None      None
Treasurer, CFO       2006      None   None      None      None      None

Jefferi Bin Omar
Jayaseelan -         2005      None   None      None      None      None
Secretary            2006      None   None      None      None      None
----------------------------------------------------------------------------


       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
       ==============================================================
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Name and Address               No. of      No. of          Percentage
Beneficial                     Shares      Shares         of Ownership
Owner                          Before      After        Before      After
                               Offering    Offering    Offering    Offering
-----------------------        --------    ---------------------------------
Jasmin Bin Omar Jayaseelan     400,000      400,000       40%         18%
17B Tingkat 2,
Jln Sg Besi Indah 1/19E,
Tmn Sg Besi Indah,
43300 Seri Kembangan,
Selangor, Malaysia

Jefferi Bin Omar Jayaseelan      400,000      400,000       40%         18%
No.23, 10 LG-1, Jalan Bayu 2,
Bukit Gita Bayu, Seri Kembangan,
43300 Selangor, Malaysia

Cheryl Lim Phaik Suan          200,000      200,000       20%          9%
No.47 Taman Impian
Jln.Changkat Jong,
36000 Teluk Intan,
Perak, Malaysia
-----------------------
All Officers and
Directors as a Group
(3 Persons)                  1,000,000    1,000,000      100%         45%

Future Sales by Existing Stockholders
-------------------------------------
A total of 1,000,000 shares have been issued to the existing stockholders, all of which are held by our officers and directors and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholders do not have any existing plans to sell their shares at any time after this offering is complete.


                       DESCRIPTION OF SECURITIES
                       =========================
Common Stock
------------
Our authorized capital stock consists of 50,000,000 shares of common stock, par value of $.001 per share. As of the date of this offering, we have a total of 1,000,000 shares of common stock issued and outstanding. The following summary discusses all of the material terms of the provisions of our common stock, as set forth in our Articles of Incorporation and Bylaws.

Holders of our common stock:

1. Have equal ratable rights to dividends from funds legally available, when as and if declared by our Board of Directors;

2. Are entitled to share, ratably, in all of our assets available for distribution upon liquidation, dissolution, or winding up of our business affairs;

3. Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable;

4. Are entitled to one non-cumulative vote per share of common stock you own, on all matters that stockholders may vote, and at all meetings of shareholder; and

5.  Have shares that are fully paid and non-assessable.

Non-cumulative Voting
---------------------
Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 45% of our outstanding shares and the purchasers in this offering will own 54%.

Cash Dividends
--------------
As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                               INDEMNIFICATION
                               ===============
Pursuant to provisions set forth in our Articles of Incorporation and By-
Laws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged to be liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or control persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be bound and governed by the final adjudication of such issue.

                         DESCRIPTION OF OUR BUSINESS
                         ===========================
General Overview
----------------
PTM Publications Incorporated was incorporated in the State of Nevada on December 13, 2005. We were formed to engage in the magazine publishing business in Malaysia. In February, 2006, we acquired 100% ownership in a privately-held company incorporated under the laws of Malaysia under the name of PTM Publications Sdn Bhd. The corporation was formed by Jasmin Bin Omar Jayaseelan and Jefferi Bin Omar Jayaseelan, brothers, and officers and directors, to use for a private business, which was never started. Jasmin and Jefferi Bin Omar Jayaseelan assigned all of their right, title and interest in and to the corporation to us for $1.00 U.S. and it is the entity which operates our magazine in Malaysia (the "wholly-owned Subsidiary").

Currently, our only asset is our cash in the bank, consisting of $5,026 in cash generated from the issuance of shares to our founders.

We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein. An investor would have the ability to effect service of process in any action on the company within the United States. In addition, we are registered as a foreign corporation doing business in Malaysia and are subject to the local laws of Malaysia governing investors ability to bring actions in foreign courts and enforce liabilities against a foreign private issuer, or any person, based on U.S. federal securities laws.

Generally, a final and conclusive judgment obtained by investors in U.S. courts would be recognized and enforceable against us in the Malaysian courts having jurisdiction without reexamination of the merits of the case.

Since all of our officers and directors, and certain experts named in this prospectus, reside outside the United States, substantially all or a portion of the assets of each are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised that, based on the political climate in Malaysia, there is doubt as to the enforceability of judgments obtained in U.S. Courts.

Proposed Business Operations
----------------------------
Principal Product
-----------------
The Property Magazine will be published and directed at property owners, home buyers, real estate agents and brokers, home builders, renters, property managers and owners, and ancillary service providers at all levels of business throughout Malaysia. We intend to aggressively market and target a total circulation of approximately 30,000 copies per month in our first year of operations, increasing to 60,000 copies per month by the end of our third year. The magazine will be published monthly. Sample distribution, organizational sales and direct mail to targeted lists of industry contacts are some of the methods we intend to utilize to build our subscription base.

The magazine will be a high gloss, approximately 52- page issue, with a contemporary look and appeal. Appealing and informative presentation of up-to-the-month marketable properties will be our constant goal. We are designing the magazine to be entertaining and newsworthy, as well as informative. We are hopeful our final design will appeal to a broad readership. No magazine like it is available today in Malaysia.

The Property Magazine will combine the utility of a one-stop market for buyers and sellers to advertise the properties they have for sale, as well as a medium for developers, renters, and other ancillary services to reach their target markets. The editorial content of the magazine will include Hot Tips, Personalities, Commercial/Residential and Quick Sale, described as follows:

Hot Tips - The hot tips section will playfully lure readers with articles highlighting Feng Shui and advice on how to maximize buying or selling opportunities, but will not provide direct investment advice. It will also provide handy home tips, insights on decorating and home improvement and gardening/landscaping design tips.

Personalities - Well-known successful property personalities, both local and abroad, will be approached to provide valuable insight from their wealth of knowledge and years of experience. We intend to create these personality profiles using information available through magazine and internet articles or through personal conversations with local personalities.

Commercial/Residential - The heart of the magazine will be composed of residential and commercial property advertisements accompanied by photographs and descriptions.

Quick Sale - This section will highlight properties that owners have deemed necessary for immediate sale and will be the equivalent of a "bargain" section.

In addition, as funds allow, we intend to develop and operate a website (WWW.PTMPUBLICATIONS.COM and a mirror website at WWW.PTM.COM.MY) that we feel will compliment our magazine by initially acting as a promotional tool, and then towards the end of year one, by providing a more comprehensive information database of property related interests. The website will cater to a broader range of consumers including those looking for ancillary products such as home repair services, gardening services, mortgage data and various other property resources.

Background of the Industry
--------------------------
The property market outlook remains positive due to factors such as low interest rates, competitive financing packages, high margin home financing, stable employment market, relaxed regulations on foreign ownership, further liberalization of the Silver Hair Program in Malaysia and the Malaysian government's success in managing the overall economy. Furthermore, the country's demographic profile with a sizeable population in the house-buying category (aged between 25 and 44 years), the trend of young working adults to own their own homes, the trend of buying second or third homes for upgrading purposes or investments, coupled with urban migration, continues to offer opportunities forhousing development and a strong resale market.

The real estate industry accounts for approximately 5% of the gross domestic product in Malaysia and is one of the fastest growing sectors of the economy according to the Economist magazine. The real estate industry is commonly divided into the residential and commercial sectors. The residential sector includes the purchase, sale, rental, remodeling and new construction of homes and represents approximately $4.7 billion per year. The commercial sector includes the lease, resale, and new construction of property for businesses and represents approximately $3.2 billion per year.

A significant portion of the Malaysian economy has evolved around helping consumers as they navigate through this home and real estate cycle. An enormous network of support services and products exists to assist consumers in a property, building a property, renting or buying a property, moving, owning a property and selling a property.

Target Markets for our Product
------------------------------
Every participant in the home and real estate cycle faces a unique set of challenges, all of which will be addressed in our magazine:

Home Buyers. In order to dispel the fear of purchasing the wrong home or paying too much for a home, consumers must be assured that they have considered all available options. Therefore, home buyers require an extensive amount of information and several decision tools to help bolster confidence during the home buying process. To make an informed decision, consumers need access to a comprehensive listing of homes for sale and require information about specific neighborhoods and listed prices of comparable homes for sale in a given geographic location.

Once a home has been selected, consumers must consider a broad range of related services, including mortgage, title, escrow, insurance, moving and relocation services as well as remodeling alternatives. As a result, consumers are continually searching for additional information and resources to assist them in every aspect of the real estate transaction and need a comprehensive, convenient and integrated source of information that assists them in each step of the process.

Real Estate Agents and Brokers. Real estate agents and brokers depend on attracting and retaining customers in order to generate increasing numbers of transactions. Due to its size and complexity, it is not uncommon for the real estate transaction to take several months to complete. As a result, the job of real estate agents and brokers is complicated by a variety of factors. Therefore real estate agents and brokers are looking for additional opportunities to market their services, become more productive and compete more effectively for transactions. In addition, they seek greater efficiency in disseminating information to their prospective clients and are looking for tools that can help them streamline their current practices.

Home Builders. Home building and real estate professionals who focus on new homes and new home developments also depend on attracting and retaining customers in order to sell new properties in a timely manner. However, home builders have not developed an infrastructure similar to an Multiple Listing Service to aggregate, update and share data regarding available inventory. Nor do they have the infrastructure to communicate this information to potential buyers. As a result, home building and real estate professionals continue to seek new ways to market their products and services and inform prospective home buyers of the availability of new properties.

Renters, Property Managers and Owners. To make an informed decision, renters need access to comprehensive information about available rental units, specific neighborhoods and rental prices in a given geographic location. Because of the high turnover rate in rental units, property managers and owners must regularly attract new tenants to minimize their vacancy rates. We estimate that approximately $1.8 billion was spent in 1998 to market apartments and rental homes. The rental market has not developed a central repository for comprehensive listings accessible by potential renters nationwide and property managers and owners are continuously seeking to market their available units in a cost-effective manner.

Ancillary Service Providers. Consumers require a variety of products and services throughout the home and real estate life cycle. The real estate transaction provides service providers and retailers the opportunity to target consumers at a time when they are shifting their buying patterns. Providers and retailers of these products or services need an effective mechanism to reach consumers who are most interested in their offerings. Ideally, these providers of products and services would have a centralized location where they could advertise their offerings to a target group of consumers who are engaged in the real estate process.

The Internet. The emergence and acceptance of the Internet is fundamentally changing the way that consumers and businesses communicate, obtain information, purchase goods and services and transact business. Because of its size, fragmented nature and reliance on the exchange of information, the real estate industry is particularly well suited to benefit from the Internet. The real estate industry currently spends $3.5 billion a year on advertising and print media. Traditional sources of advertising and print media, including classifieds and other off-line sources, are not interactive and are limited by incomplete and inaccurate data that is local in scope and is typically disseminated on a weekly basis. These traditional sources also lack content that can be searched based on specified terms, a centralized database of information and the ability to conduct two-way communications. The Internet offers a compelling means for consumers, real estate professionals, home builders, renters, property managers and owners and ancillary service providers to come together to improve the dissemination of information and enhance communications.

Marketing Strategy and Implementation of our Business Plans
-----------------------------------------------------------
Our strategy will be to focus on serving this clearly defined niche market well. By having an identifiable market with available lists and related memberships, we believe we can exceed publishing industry standards for gaining subscribers. A thirst exists for the published periodical products that "The Property Magazine" will provide. The task will be to successfully reach and inform the target market. The strategy is to combine sampling, direct mail and group membership solicitation to build circulation through both subscriptions and newsstand distribution. Our officers and directors will use their professional contacts from their existing advertising agency experience to facilitate sales of advertising space in our magazine. Multi-channel distribution principles will be employed.

Initially, we will focus on creating awareness for key industry partners, ancillary companies and the public at large. The objective of our marketing strategy will be to drive the sales of the advertising of the magazine and as the magazine becomes more recognized, our sales and subscriptions should increase accordingly.

Upon completion of this offering and receipt of the proceeds, we intend to complete our development and design and conduct sample runs of 20,000 issues on the first and second monthly issues. All costs associated with these sampling programs are included in the printing, advertising and promotion budgets in the Use of Proceeds section of this prospectus. An additional 10,000 copies will be distributed for sale to various commercial shops and shopping malls.

During our first three months of operation, we intend to use local print media, such as the Sun and the Star newspapers to advertise our upcoming product and to solicit advertisers. Pullout ads will be placed in those newspapers on a predetermined date. A total of approximately $8,000 U.S. is budgeted towards these advertising activities.

We will also create flyers, which introduce the magazine and the concept, handing them out at key strategic retail locations and mailing them in direct mail campaigns. These flyers will also be placed in daily newspapers like the Sun, again to further build awareness of our magazine.

Proposed Pricing and Projected Revenues
---------------------------------------
Our magazine will have two revenue streams:

-   Sales of single issues and subscriptions
-   Sales of Advertising

"The Property Magazine" will sell for $1.30 U.S. per single issue on the newsstand.

A one-year subscription will be $12.50 U.S.

We expect to gain a substantial portion of our revenues from advertising rates.
As the awareness of our magazine builds, we project that the sources of subscriptions will be as follows:

Paid Space. This entails buying advertising in other publications to promote subscriptions to our magazine.

Direct Sampling. During the initial print 20,000 pieces will be sent to residential homes, real estate agencies, and corporate offices.

Shows and Exhibits. Several magazines have been successful selling subscriptions at shows and exhibits related to the editorial concept of the magazine. After our initial two copies of our magazine, we intend to promote and sell our magazine at the many property and consumer lifestyle related exhibitions that take place in Malaysia regularly.

Reply Cards. A significant source of subscribers is expected to be from offers in The Property Magazine itself. Every issue of The Property Magazine, newsstand and subscription, will contain information for subscribing.

Exchange Advertising. Another source of new orders is expected to be through subscription offers in other general business and trade magazines. This can be a relatively inexpensive method of obtaining subscribers. The Property Magazine need not pay rate card prices for advertisements in other magazines. Instead of paying cash, it may be possible for us to trade our own advertising space. (This is a common practice among publishers.)

White Mail. Every established magazine receives unsolicited requests for subscriptions. While these will not represent a large portion of the magazine's circulation, they are still very valuable as they require no promotional expenditures.

Printing and Distribution Methods
---------------------------------
Currently we do not have a contract and do not intend to sign a contract until we are ready to go to print; however, we have verbally agreed to work with DC Print Sdn Bhd, 136 Jalan Radin Anum Satu, Bandar Baru Seri Petaling, 57000 Kuala Lumpur, an unrelated third party. The estimated printing costs for the magazinewill be approximately $7,895 for a run of 30,000 copies. There is no minimum order quantity from this printing company, assuming we engage their services when we are ready to print the magazine.

Currently we do not have a contract with a distributor, but we have verbally agreed to terms with Pansing Marketing Sdn Bhd, No 557A Jalan Subang 3, Subang Jaya Industrial Estate 47610 Subang Jaya Selangor, Malaysia, an unrelated third party. We will be using a distribution company to issue our magazines to various outlets, including retail shopping centers, grocery chains and other commercial shop lots. Distribution costs for the sales of magazines through retail channels are projected at retail, less 50%, which is approximately $.64 per magazine sold. All copies not sold will be collected and returned to us by the distributor and no distributor charges will be incurred.

For promotional (non-revenue generating copies), distribution will be done by staff and/or officers of our company.

Advertising Sales Strategy
--------------------------
Efforts to sell advertising will be directed at a wide range of real estate developers, marketers of business and consumer products and services. The Property Magazine's editorial environment and reader demographics are expected to make it a desirable forum for those companies currently advertising in other general business publications.

Initial sales calls will be made by the directors and will focus on contacting the following groups via existing personal and professional relationships:

-Real Estate Developers
-Real Estate Agencies
-Ancillary Companies, like banks and investment companies, interior designers, construction, furniture and equipment manufacturers, etc.

Government and Industry Regulation
----------------------------------
Magazine publications are subject to licensing and regulation by state and local authorities. Difficulties in obtaining or failure to obtain required licenses and approvals will result in delays in, or cancellation of, the printing of the magazine. Publishing licenses are also subject to suspension or non-renewal if the granting authority determines that the conduct of the holder does not meet the standards for initial grant or renewal. We have applied for and received a business license and have applied for a publishing license, pending approval by the state regulatory body; no other permits or licenses are required. We will comply with all relevant licensing and regulations.

We have an application pending for a publishing license and anticipate receiving our license by the end of April 2006.

Competition
-----------
We believe that the principal competitive factors in attracting consumers to our magazine will be:

- The total number of listings and the number of listings for the consumer's specific geographic area of interest available in our magazine;

- The quality and comprehensiveness of general real estate related, particularly home-buying, information available in our magazine;

- The availability and quality of other real estate related, lifestyle products and services available; and

- The appeal and ease for our readers, due to well thought out and planned design layout and content of our magazine.

Our main existing and potential competitors will be:

(a) web sites offering real estate listings and other related services, such as iProperty.com.my, starfish.com.my, realestateonline.com.my, propertyinside.com, hartanah.net, propertyzoom.com, property.malaysiadirectory.com and realestate.net.my.

(b) web sites offering real estate related content and services such as mortgage calculators and information on home buying, selling and renting processes;

(c) web sites from real estate brokers or developers themselves, such as www.sunway.com.my

(d) General purpose consumer web sites, such as AltaVista and Yahoo! that also offer real estate-related content;

(e) traditional print media, such as daily newspapers like the Sun or the Star, which have either special real estate pullouts or classified sections with real estate property; and

(f) real estate magazines such as iProperty.com.

The barriers to entry for web-based services and businesses are low, making it possible for new competitors to proliferate rapidly. In addition, parties with whom we have listing and marketing agreements could choose to develop their own Internet strategies or competing real estate sites upon the termination of their agreements with us. Many of our existing and potential competitors have longer operating histories in the Internet market, greater name recognition, larger consumer bases and significantly greater financial, technical and marketing resources than we do.

Employees and Employment Agreements
-----------------------------------
At present, we have no employees other than our three officers and directors. Jasmin Bin Omar Jayaseelan currently devotes 7-10 hours a week to our business, Jefferi Bin Omar Jayaseelan currently devotes 12- 15 hours a week to our business and Cheryl Lim Phaik Suan devotes full time. Upon receipt of the proceeds of the offering, Ms. Lim will be the only officer and/or director being compensated for his/her services. She will be compensated for her position as editor of the magazine at $1105.26USD/month. The other directors and officers are not presently compensated for their services and do not have employment agreements with us. We presently do not have pension, health, annuity, insurance,stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any officers, directors or employees.

The following list outlines our projected plan for staff requirements and salaries, assuming completion of this offering and receipt of the proceeds:

                 Staff and Monthly Salary USD
                 ----------------------------

Production Personnel:
--------------------
Editor (1)(2)                                   $1105.26
Designer (2)                                    $ 394.74
Writer (3)                                      $ 447.37
Photographer (2)                                $ 236.84
Senior Photographer (3)	                        $ 263.16
Jr. Editor (4)					      $ 276.33

Sales Personnel:
---------------
Sales Executive (3)                             $ 657.89
Jr. Sales Executive (3)	                        $ 526.32

General Personnel:
-----------------
Administrator (3)                               $ 394.74

(1) Ms. Lim is also a Director, CFO, and Treasurer
(2) Projected to start in month 1
(3) Projected to start in month 3
(4) Projected to start in year 2


         MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
         =========================================================
We are a start-up company and have not yet generated or realized any revenues from our business operations. Furthermore, we are still in the development stage and expect to operate at a loss for most or all of the first year of our operations, as we develop and test our magazine and begin our initial marketing and advertising campaigns.

This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those anticipated in the forward-looking statements as a result of various factors, including those discussed in "Risk Factors" section of this prospectus on page 6.


The following table presents a summary of our financial data

Balance Sheet Data:              February 28, 2006
--------------------------------------------------
Cash in Bank                        $  5,026
Total assets                           5,026
Total Liabilities                        975
Stockholder's Equity                   4,051

We are relying solely on the monies raised in this offering to pursue the development, testing and marketing of our magazine and there is no guarantee we will be successful in completing this offering or completing our proposed business plans. Other than the shares offered by this prospectus, no other source of capital has been identified or sought.

We have had no revenues since inception and have incurred total losses of $949 since inception. Our auditors have expressed substantial doubt as to our ability to continue as a going concern without further funding.

We have never had any discussions with any possible acquisition candidate, nor have we any intention of doing so.

We do not expect to purchase any real estate and do not own any to sell.

We have no off-sheet balance arrangements or obligations or other interests that could affect finances or operations.

Plan of Operation/Milestones for next 12 months
-----------------------------------------------
Following is our plan of operation and milestones for the next 12 months, which is wholly dependent upon the success of this offering. When determining whether to invest in our company you should consider these as forward-looking statements that we may or may not be able to achieve. In order to become fully operational and profitable, we plan to achieve each of the following milestones:

July 2006 - Publish one, 52 page issue initially with press runs of 30,000 copies monthly

July 2006 - Sell $10,000 worth of advertising per month

July 2006 - Launch initial promotional website

July 2006 to Sept 2006 - Achieve a direct sampling target of 20,000 copies each month

August 2006 - Lease and move into office space exclusively for PTM Publications and hire additional sales, writing, photography and adminstrative staff

December 2006 - Develop and roll out a scaleable website with an extensive, searchable database of properties by December

April 2007 - Achieve a magazine circulation of 30,000 copies per month by the end of year one through direct sampling and marketing

April 2007 - Have 5,000, one year subscriptions sold by the end of our first year

April 2007 - Increase our advertising revenue per month to approximately
$26,000

May 2007 -  Expand distribution to three new states within Malaysia

Please refer to the Use of Proceeds section of this prospectus for an estimate of the costs to complete these milestones.

Critical Accounting Policies
----------------------------
We have identified below certain accounting policies which we apply in the preparation of our financial statements. We believe that the policies discussed below are those most critical to our business operations.

As we are a startup company, with minimal assets, no revenues and little operating history, we do not currently have an audit committee on our Board of Directors.

From their past work experience, our officers and directors have an understanding of generally accepted accounting principles and financial statements. In cooperation with our outside experts, we feel we will have a good ability to assess the accounting required for estimates, accruals and reserves. Our officers and directors feel they have a good ability to prepare, analyze and evaluate financial statements to the degree that can reasonably expect to be encountered in the first year of this development stage business.

Basis of Accounting: Our financial statements are prepared using the accrual method of accounting. We have elected a February 28 year end.

Earnings Per Share: We have adopted the provisions of SFAS No. 128. Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share.

Basis of Consolidation: All financial information for PTM Publications Incorporation include the accounts of our wholly-owned subsidiary, PTM Publications Sdn Bhd, a Malaysian Corporation.

Property and Equipment: At this point we have no property and no equipment needs. We do not anticipate that improvements or updates will be needed this first year of operations and we do not expect to purchase equipment during the next twelve months. In the future, depreciation will be determined using the straight-line method over the estimated lives of the assets but since nothing was purchased by us, no depreciation will be relevant this year.


Income Taxes: We have adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS 109), which will require the use of an asset and liability approach for financial accounting and reporting of income taxes. If it is more likely than not that some portion of or all of a deferred tax asset will not be realized, a valuation allowance will be recognized. As we have not yet generated any revenues or operated at a profit, no tax benefit has been reflected in the statement of operations in the consolidated financial statements included as a part of this prospectus.

                       DESCRIPTION OF PROPERTY
                       =======================
We do not currently own any property or real estate of any kind. Our business offices are located at E-2-14 Block E, Plaza Damas, Jalan Hartamas 1, Sri Hartamas, Kuala Lumpur Wilayah Perseketuan, 50480, Malaysia. The phone # is +603 6201 1125 and the fax # +603 6201 1126.
The office is fully equipped and functional and donated free of charge by the directors until such time as we have raised the money to move into a separate office, at which time we will sign a lease with an unrelated third party.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
               ==============================================

As of February 28, 2006, there is a total of $100 advanced by an officer for start-up costs; however, there is no specific repayment term.

We do not currently have any other related party transactions and have not yet formulated a policy for the resolution of any related transaction conflicts, should they arise.


           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
           ========================================================

There is currently no established public trading market for our common stock. Following completion of this offering, we intend to engage the services of a market maker to apply on our behalf for listing of our common stock on the Over-the-Counter Bulletin Board. As we cannot predict when these registrations will be completed or if they will be accepted, we cannot predict if, or even when, active trading will commence. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

Penny Stock Rules
-----------------
The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).


A purchaser is purchasing penny stock that limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

he penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

- - contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

- - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;


- - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

- - contains a toll-free telephone number for inquiries on disciplinary actions;

- - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

- - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

- -   the bid and offer quotations for the penny stock;

- - the compensation of the broker-dealer and its salesperson in the transaction;

- - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

- - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M
------------
Our officers and directors, who will offer and sell the Shares, are aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

As an exception to these rules, an underwriter may engage in transactions effected in accordance with Regulation M that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

Over-allotments occur when an underwriter sells more shares than it purchases in an offering. In order to cover the resulting short position, the underwriter may exercise the over-allotment option described above.

Additionally, an underwriter may engage in syndicate covering transactions. Syndicate covering transactions are bids for or purchases of stock on the open market by the underwriter in order to reduce a short position incurred by the underwriter on behalf of the underwriting syndicate. There is no contractual limit on the size of any syndicate covering transaction. Stabilizing transactions consist of bids or purchases made by an underwriter for the purpose of preventing or slowing a decline in the market price of our securities while the offering is in progress. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the underwriter and therefore was not effectively sold to the public by such underwriter.

We have not and do not intend to engage the services of an underwriter in connection with the offer and sale of the Shares in this offering.

In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might otherwise be. Sales of securities by us or even the potential of these sales could have a negative effect on the market price of the shares of common stock offered hereby.

Reports
-------
We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Dividends
---------
Our officers and directors, possessing approximately 45% of our voting common stock, control significantly all of our activities and thus, may affect the determination of whether dividends are paid on to our stockholders. It is highly unlikely that any dividends would be paid in the first year of operation.

Stock Transfer Agent
--------------------
The stock transfer agent for our securities is Holladay Stock Transfer, 2939 N. 67th Place, Scottsdale, Arizona 85251, telephone (480) 481-3940.


                       EXPERTS AND LEGAL COUNSEL
                       =========================
Our financial statements for the period from December 15, 2005 (inception) to February 28, 2006, included in this prospectus have been audited by Armando C. Ibarra, C.P.A. 317 'E' Street Chula Vista CA 91910 USA, independent certified public accountants. We include the financial statements in reliance on the report of Armando C. Ibarra, C.P.A.., given upon their authority as experts in accounting and auditing.

The Law Office of Michael M. Kessler of Carmichael, California has passed upon the validity of the Shares being offered and certain other legal matters and is representing us in connection with this offering.

None of our named experts and counsel hold any shares or have any interest in or connection to our company.

                        AVAILABLE  INFORMATION
                        ======================
We have filed this registration statement on Form SB-2 with the U.S. Securities and Exchange Commission, under the Securities Act of 1933 with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and Exhibits. Upon completion of this registration, we will be subject to the informational requirements of the Exchange Act and, in accordance with the Act, will file all requisite reports, such as Forms 10-KSB, 10-QSB and 8-KSB, proxy statements, under Sec.14 of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at Station Place, 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. The Securities and Exchange Commission also maintains a web site - http://www.sec.gov - that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our Registration Statement and the referenced exhibits can also be found on this site.

                           FINANCIAL STATEMENTS
                           ====================
We intend to provide audited financial statements to our stockholders on an annual basis, prepared by an Independent Certified Public Accountant, in our annual reports. Our audited financial statements for the period from inception to the fiscal year ended February 28, 2006 immediately follow.

                    PTM PUBLICATIONS INCORPORATED

                    (A Development Stage Company)

                        FINANCIAL STATEMENTS







                     December 15, 2005 (Inception)

                               to

                         February 28, 2006

                        ARMANDO C. IBARRA
                   Certified Public Accountants
                   A Professional Corporation

Armando C. Ibarra, C.P.A.
Armando Ibarra, Jr., C.P.A., JD
Members of the California Society of Certified Public Accountants
Members of the American Institute of Certified Public Accountants
Registered with the Public Company Accounting Oversight Board

To the Board of Directors of
PTM Publications Incorporated
(A Development Stage Company)


         REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of PTM Publication Incorporated (A Development Stage Company) as of February 28, 2006, and the related statements of operations, changes in stockholders' equity, and cash flows for the period of December 13, 2005 (inception) to February 28, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United Stated). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of February 28, 2006, and the results of its operations and its cash flows for the period of December 13, 2005 (inception) to February 28, 2006, in conformity with US generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is currently in the development stage. Because of the Company's current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management's plans in regard to its current status are also described in
Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Armando C. Ibarra, CPA

Chula Vista, Ca.
March 10, 2006


                    PTM PUBLICATIONS INCORPORATED
                    (A Development Stage Company)
                      Consolidated Balance Sheet


ASSETS
------
   		                   As of
			         February 28,
			            2006
			        ------------

Current Assets
--------------
  Cash                           $    5,026
                                 ----------
Total Current Assets                  5,026
                                 ----------
  TOTAL ASSETS                   $    5,026
                                 ==========

LIABILITIES & STOCKHOLDERS' EQUITY
----------------------------------

Current Liabilities
-------------------
  Accounts Payable               $      875
  Loan Payable - (related party)        100
                                 ----------
Total Current Liabilities               975

Total Liabilities                       975

Stockholders' Equity
--------------------
Common stock, ($0.001 par
value, 50,000,000 shares
authorized; 1,000,000 shares
issued and outstanding as of
February 28, 2006                     1,000

Additional paid-in capital            4,000

Deficit accumulated during
development stage                      (949)
                                -----------

Total Stockholders' Equity            4,051
                                -----------
TOTAL LIABILITIES &
STOCKHOLDERS' EQUITY            $     5,026
	                        ===========


      See Notes to Financial Statements


                  PTM PUBLICATIONS INCORPORATED
                  (A Development Stage Company)
               Consolidated Statement of Operations

                                  December 13, 2005
                                     (inception)
                                       through
                                  February 28, 2006
                                  -----------------
Revenues
--------
Revenues                               $          -
                                       ------------
Total Revenues                                    -

Operating Costs
---------------
Administrative expenses	                        983
                                       ------------
Total Operating Costs                          (983)

Other Income & (Expenses)
------------------------
Gain (loss) on currency exchange                 34
                                       ------------
Total Other Income & (Expenses)                  34
                                       ------------
Net Income (Loss)                      $       (949)
                                       ============

Basic earnings per share               $      (0.00)
                                       ============

Weighted average number of
common shares outstanding                 1,000,000
                                       ============






            See Notes to Financial Statements


                    PTM PUBLICATIONS INCORPORATED
                    (A Development Stage Company)
        Consolidated Statement of Changes in Stockholders' Equity
       From December 13, 2005 (Inception) through February 28, 2006

--------------------------------------------------------------------------------
                                                          Deficit
                    Common     Common    Additional   Accumulated
                     Stock      Stock       Paid-in        During        Total
	                         Amount       Capital   Development
                                                            Stage
--------------------------------------------------------------------------------


Balance,
December
13, 2005                -     $     -     $     -     $      -       $       -


Stock issued
for cash on
December 14,
2005 @ $0.05
per share       1,000,000       1,000      4,000                         5,000

Net loss,
February
28, 2006                                                   (949)          (949)
             -----------------------------------------------------------------
Balance,
February 28,
2006            1,000,000     $ 1,000     $4,000      $    (949)     $   4,051
             =================================================================








                    See Notes to Financial Statements

                        PTM PUBLICATIONS INCORPORATED
                        (A Development Stage Company)
                    Consolidated Statement of Cash Flows


                                                             December 13, 2005
                                                                (inception)
                                                                  through
                                                             February 28, 2006
                                                             -----------------

CASH FLOWS FROM OPERATING ACTIVITIES
------------------------------------
Net income (loss)                                              $         (949)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Changes in operating assets and liabilities:
  Accounts payable                                                        875
  Loan payable - (related party)                                          100
                                                               --------------

 Net cash provided by (used in) operating activities                       26

CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------
Net cash provided by (used in) investing activities                         -

CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------
Issuance of common stock                                                1,000
Additional paid-in capital                                              4,000
                                                               --------------
Net cash provided by (used in) financing activities                     5,000
                                                               --------------
Net increase (decrease) in cash	                                        5,026

Cash at beginning of year                                                   -
                                                               --------------
Cash at end of year                                            $        5,026
                                                               ==============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
-------------------------------------------------
Cash paid during year for:

     Interest                                                  $           -
                                                               =============
     Income Taxes                                              $           -
                                                               =============


                     See Notes to Financial Statements

                        PTM PUBLICATIONS, INCORPORATED
                         (A Development Stage Company)
               Notes to the Consolidated Financial Statements
                              February 28, 2006

NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

PTM Publications Incorporated (the Company) was incorporated under the laws of the State of Nevada on December 13, 2005. The Company is in the development stage. Its activities to date have been limited to capital formation, organization and development of its business plan. The Company has not commenced operations.

The Company operates through its lone subsidiary:

PTM Publications Sdn Bhd, a Malaysian Corporation.

PTM Publications, Incorporated (the parent company) is now a holding company.


NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.   Basis of Accounting

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a February 28 year end.

b.   Basic Earnings per Share

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective November 30, 2005 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

c.   Basis of Consolidation

The consolidated financial statements of PTM Publications, Incorporated include those accounts of PTM Publications Sdn Bhd, a Malaysian Corporation. PTM Publications, Incorporated owns title to all of the assets and liabilities of the consolidated financial statement. All significant intercompany transactions have been eliminated.

d.   Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

                    PTM PUBLICATIONS, INCORPORATED
                    (A Development Stage Company)
             Notes to the Consolidated Financial Statements
                          February 28, 2006

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

e.  Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

f.   Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NEW ACCOUNTING PRONOUNCEMENTS:

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs - an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that -- under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges -- This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.

In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions-an amendment of FASB Statements No. 66 and 67" ("SFAS 152"). The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and
(b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

                    PTM PUBLICATIONS, INCORPORATED
                    (A Development Stage Company)
             Notes to the Consolidated Financial Statements
                          February 28, 2006

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

NEW ACCOUNTING PRONOUNCEMENTS:

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Shared-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. Accordingly, the Company will implement the revised standard in the third quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary transactions ("SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception of exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for nonmonetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

NOTE 3.   GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had no operations during the period from December 13, 2005 (inception) to February 28, 2006 and generated a net loss of $949. This condition raises substantial doubt about the Company's ability to continue as a going concern. Because the Company is currently in the development stage and has minimal expenses, management believes that the Company's current cash of $5,026 is sufficient to cover the expenses they will incur during the next twelve months in a limited operations scenario or until they raise additional funding.

Management plans to raise additional funds through debt or equity offerings. There is no guarantee that the Company will be able to raise any capital through this or any other offerings.

NOTE 4.   WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

                    PTM PUBLICATIONS, INCORPORATED
                    (A Development Stage Company)
             Notes to the Consolidated Financial Statements
                          February 28, 2006

NOTE 5.   RELATED PARTY TRANSACTIONS

As of February 28, 2006, there is a total of $100 that has been forwarded by an officer of the Company; no specific repayment terms have been established.

NOTE 6.  NET OPERATING LOSSES

As of February 28, 2006, the Company has a net operating loss carryforwards of approximately $949. Net operating loss carryforward expires twenty years from the date the loss was incurred.

NOTE 7.  STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On December 14, 2005, the company issued a total of 1,000,000 shares of $0.001 par value common stock as founder's shares to Jasmin Bin Omar Jayaseelan, Jefferi Bin Omar Jayaseelan and Cheryl Lim Phaik Suan, all of whom are officers and directors of our company. Mr. Jasmin Jayaseelan and Mr. Jefferi Jayaseelan received 400,000 shares each, and Ms. Lim received 200,000 shares. The shares were issued in exchange for cash in the aggregate amount of $5,000.

As of February 28, 2006 the Company had 1,000,000 shares of common stock issued and outstanding.

NOTE 8.  STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of February 28, 2006:

Common stock, $ 0.001 par value: 50,000,000 shares authorized; 1,000,000 shares issued and outstanding.

             PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
             ================================================

Item 24 - Indemnification of Directors and Officers

Pursuant to certain provisions in our Articles of Incorporation and By-Laws we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Item 25 - Other Expenses of Issuance and Distribution

Expenses incurred or (expected) relating to this Registration Statement and distribution are as follows:


          SEC Filing Fees            $      7
          Legal Fees                 $  1,500
          Accounting/Auditing        $  2,000
          Transfer Agent Fees        $    500
          Printing of Prospectus     $    200
          Miscellaneous Expenses     $    793
                                     --------
TOTAL                                $  5,000


Item 26 - Recent Sales of Unregistered Securities

Following is the issuance of securities without registration since inception. No issuance involved the use of an underwriter; no advertising or public solicitation were involved; the securities bear a restrictive legend and no commissions were paid in connection with the issuance of these securities.

In December 2005, a total of 1,000,000 shares were issued to our officers and directors in exchange for $.005 per share, or a total of $5,000 in cash. In addition, Jasmin Bin Omar Jayaseelan and Jefferi Bin Omar Jayaseelan, officers and directors are founders of PTM Publications Sdn. Bhd., a privately held Malaysian corporation which never conducted any business operations, assigned all of their right, title and interest in and to the Malaysian corporation to PTM Publications Incorporated at no cost to us. It is the wholly-owned subsidiary which operates our magazine in Malaysia.

As additional consideration for his business concept and development work, Mr. Jayaseelan will also receive one page of advertising at no charge in each and every issue of the magazine and one page of editorial in each issue.

These securities were issued in reliance upon the exemption contained in
Section 4(2) of the Securities Act of 1933. The securities bear a restrictive legend and were issued to non-US residents.

Item 27 - Exhibits

Exhibit Index:
---------------

        Number         Description
        -------        ------------

        3.1           Articles of Incorporation
        3.2           Bylaws
        5             Opinion re: Legality
       23.1           Consent of Independent Auditors
       23.2           Consent of Counsel (Included in Exhibit 5)
       99.1           Proposed Form of Subscription Agreement


Item 28 - Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) Reflect in the prospectus any facts which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) Include any additional or changed material information on the plan of distribution.

       (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if any, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by on or behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

     (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

     (v) Insofar as indemnification by the undersigned small business issuer for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                               SIGNATURES
                               ==========

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

April 22, 2006                 PTM PUBLICATIONS INCORPORATED, Registrant

                              /s/ Jasmin Bin Omar Jayaseelan
                                  -------------------------------------
                              By: Jasmin Bin Omar Jayaseelan,
                                  Principal Executive Officer


                              /s/ Cheryl Lim Phaik Suan
                                  -------------------------------------
                                  Cheryl Lim Phaik Suan,
                                  Principal Accounting Officer